UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): July 3, 2014

EXPERIENCE ART AND DESIGN, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada	333-174155	27-4673791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1540, Austin TX	78701
(Address of principal executive offices)	(Zip Code)

          512-298-4038____
Registrant's telephone number, including area code:

27929 S.W. 95th Ave. Suite 1101, Wilsonville, OR
(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

EXPERIENCE ART AND DESIGN, INC.512

Item 5.02                          Departure of Directors or Certain Officers, Election of Directors,
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 On July 3, 2014, Mr. Gary Arford, Mr. Michael Balter and Mr. Roy Rose resigned from the board of directors of Experience Art and Design, Inc. (the "Registrant").  The Registrant also accepted the resignation of Mr. Roy Rose as Chief Executive Officer ("CEO") and Mr. Kenneth Kepp as Chief Financial Officer ("CFO").  The resignations of Mr. Gary Arford, Mr. Michael Balter, Mr. Kenneth Kepp and Mr. Roy Rose were not the result of any disagreement with the Registrant on any matter related to the Registrant's operations, policies or practices.
The Registrant appointed the remaining Director, Michael D. Noonan, as CEO and CFO.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 24, 2014	EXPERIENCE ART AND DESIGN, INC.

By: /s/ Michael D. Noonan
Michael D. Noonan
Chief Executive Officer and Chief Financial Officer